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                                                                    Exhibit 99.A



       Below is a summary of all transactions in Biogen Common Stock effected by the Biotech Subsidiaries 60 days before they and BB Biotech became subject to the Regulation 13D reporting requirements.

       All sales of Common Stock were effected on NASDAQ. All prices are per share in U.S. dollars. For purposes of this Exhibit A, indirect beneficial ownership of the shares of Biogen Common Stock is attributed to BB Biotech.


DATE              TYPE OF TRANSACTION, NUMBER, CLASS AND PRICE OF   BENEFICIALLY         TOTAL SHARES            PERCENT
                  SHARES                                            OWNED SHARES         OUTSTANDING             OF OUTSTANDING
                                                                                                                 OWNED
Dec. 23,          Purchase by Biotech                               268,000              32,300,000              .83%
1993              Invest of 85,000 shares of                        shares of Common
                  Common Stock at an average price per share of     Stock
                  $40.

Dec. 27,          Purchase by Biotech                               368,000              32,300,000              1.14%
1993              Invest of 100,000 shares of                       shares of Common
                  Common Stock at an average price per share of     Stock
                  $40.

Dec. 28,          Purchase by Biotech                               568,000              32,300,000              1.76%
1993              Invest of 200,000 shares of                       shares of Common
                  Common Stock at an average price per share of     Stock
                  $40.75.

Dec. 30,          Purchase by Biotech                               658,000              32,300,000              2.04%
1993              Invest of 90,000 shares of                        shares of Common
                  Common Stock at an average price per share of     Stock
                  $39.81.

Dec. 31,          Purchase by Biotech                               700,000              32,300,000              2.17%
1993              Invest of 42,000 shares of                        shares of Common
                  Common Stock at an average price per share of     Stock
                  $39.75.





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
DATE              TYPE OF TRANSACTION, NUMBER, CLASS AND PRICE OF   BENEFICIALLY         TOTAL SHARES            PERCENT
                  SHARES                                            OWNED SHARES         OUTSTANDING             OF OUTSTANDING
                                                                                                                 OWNED
Jan. 27,          Purchase by Biotech                               1,320,000            33,250,000              3.97%
1993              Invest of 620,000 shares of                       shares of Common
                  Common Stock at an average price per share of     Stock
                  $46.57.

Feb. 2,           Purchase by Biotech                               1,470,000            33,250,000              4.42%
1993              Invest of 150,000 shares of                       shares of Common
                  Common Stock at an average price per share of     Stock
                  $46.78.

Feb. 7,           Purchase by Biotech                               1,570,000            33,250,000              4.72%
1993              Invest of 100,000 shares of                       shares of Common
                  Common Stock at an average price per share of     Stock
                  $51.44.

Feb. 10,          Transfer by Biotech                               1,570,000            33,250,000              4.72%
1993              Invest to Biotech Focus                           shares of Common
                  of 800,000 shares of                              Stock
                  Common Stock.

Feb. 17,          Purchase by Biotech                               1,660,000            33,250,000              4.99%
1993              Invest of 90,000 shares of                        shares of Common
                  Common Stock at an average price per share of     Stock
                  $49.36.

Feb 14,           Purchase by Biotech                               1,780,000            33,250,000              5.35%
1994              Invest of 120,000 shares of                       shares of Common
                  Common Stock at an average price per share of     Stock
                  $48.85.

March 9,          Purchase by Biotech Invest                        1,880,000            33,250,000              5.65%
1994              of 100,000 shares of                              shares of Common
                  Common Stock at an average price per share of     Stock
                  $41.43 per share.

March 15,         Transfer by Biotech                               1,880,000            33,250,000              5.65%
1994              Invest to Biotech Target of 100,000 shares of     shares of Common
                  Common Stock.                                     Stock





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
DATE              TYPE OF TRANSACTION, NUMBER, CLASS AND PRICE OF   BENEFICIALLY         TOTAL SHARES            PERCENT
                  SHARES                                            OWNED SHARES         OUTSTANDING             OF OUTSTANDING
                                                                                                                 OWNED
March 29,         Purchase by Biotech Target of 100,000 shares of   1,980,000            33,250,000              5.95%
1994              Common Stock at an average price per share of     shares of Common
                  $38.75.                                           Stock

March 31,         Purchase by Biotech Target of 100,000 shares of   2,080,000            33,250,000              6.26%
1994              Common Stock at an average price per share of     shares of Common
                  $36.13.                                           Stock

April 6,          Purchase by Biotech Target of 70,000 shares of    2,150,000            33,250,000              6.47%
1994              Common Stock at an average price per share of     shares of Common
                  $33.75.                                           Stock





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